UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the registrant ☑
Filed by a party other than the registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement.
☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☐ Definitive proxy statement.
☑ Definitive additional materials.
☐ Soliciting material pursuant to Section 240.14a-11(c) or Section 240.14a-12.

NUI Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

☐ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☑ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

October 10, 2004

Dear NUI Shareholder:

      As you know, we are holding an annual meeting of shareholders of NUI Corporation (the “Company” or “NUI”) on Thursday, October 21, 2004, at 10:00 a.m., Eastern Standard Time, at the Somerset Marriott, 110 Davidson Avenue, Somerset, New Jersey. At the meeting, holders of the Company’s common stock entitled to vote will be asked to consider and vote on a proposal to approve an Agreement and Plan of Merger that we have entered into with AGL Resources Inc. and one of its wholly-owned subsidiaries. If our shareholders approve the Agreement and Plan of Merger and the merger is subsequently completed, NUI will become a wholly-owned subsidiary of AGL Resources Inc., and you will receive $13.70 in cash, without interest, for each share of NUI common stock that you own.

      On or about September 13, 2004, we mailed to you a detailed proxy statement that contains a description of the proposed merger and other important information for you to consider in connection with the proposed merger. The attached proxy statement supplement contains certain additional information supplementing the proxy statement and describes, among other things, changes to the Agreement and Plan of Merger, updated regulatory approval information, changes in our outstanding indebtedness and recent litigation with respect to the proposed merger. I urge you to read this proxy statement supplement carefully together with the proxy statement we have sent to you regarding the merger.

      Your vote on the merger is very important. If you have not already done so, please vote today by signing and returning the enclosed proxy in the envelope provided. If you have any questions please call Morrow & Co., Inc., our proxy solicitor, toll-free at (800) 607-0088. You may also call collect at (212) 754-8000 or email your question to nui.info@morrowco.com. In addition, you also may contact NUI’s Investor Relations Department by calling (908) 719-4223.

Sincerely,

Craig G. Matthews
President and Chief Executive Officer

THIS PROXY STATEMENT SUPPLEMENT IS DATED OCTOBER 10, 2004 AND

IS FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT OCTOBER 12, 2004

PROXY STATEMENT SUPPLEMENT

INTRODUCTION

      This Proxy Statement Supplement is furnished by the Board of Directors of NUI Corporation (“NUI” or the “Company”) in connection with NUI’s Annual Meeting of Shareholders (the “Annual Meeting”) scheduled to be held on October 21, 2004 and at any adjournment or postponement thereof. It amends and supplements, and should be read in conjunction with, the Proxy Statement of NUI dated September 9, 2004.

RECENT DEVELOPMENTS

      Set forth below is a description of certain recent significant developments.

Supplemental Agreement to Merger Agreement

      On September 23, 2004, NUI, AGL Resources, Inc. and AGL’s wholly owned subsidiary, Cougar Corporation (“Cougar”), entered into a Supplemental Agreement (the “Supplemental Agreement”) to the Agreement and Plan of Merger (the “Merger Agreement”) dated July 14, 2004, by and among the Company, AGL and Cougar. The parties agree that the receipt of a consent from the Florida Public Service Commission (the “FPSC”) is not, in fact, a legal requirement for the consummation of the merger. The Supplemental Agreement waives the requirements of the Merger Agreement that a consent of the FPSC is required for the consummation of the acquisition, but does not affect the obligation of each of AGL and NUI to use their commercially reasonable efforts to obtain “acceptable orders” from New Jersey, Maryland, Virginia and Florida. “Acceptable orders” means final approvals from the applicable regulatory bodies that include certain terms mutually agreed to by NUI and AGL in connection with the execution of the Merger Agreement, except to the extent that the failure to include any such agreed upon terms in the final approvals, or the inclusion of other terms and conditions in the final approvals, would not reasonably be expected to have a material adverse effect, individually or in the aggregate and after taking into account the impact, if any, of the exclusion of any of such agreed upon terms from the final approvals, on any of NUI, NUI Utilities, Inc. (“NUI Utilities”) or AGL.

      A copy of the Supplemental Agreement is filed herewith as Annex A.

Updated Regulatory Filings and Approvals

      As of September 30, 2004:

•	Hart-Scott-Rodino — The Federal Trade Commission and the Antitrust Division of the Department of Justice allowed the statutory 30-day waiting period to expire on September 7, 2004 without action.

•	New Jersey — The companies filed the application for approval of the sale with the New Jersey Board of Public Utilities on July 30, 2004. Public hearings were held on August 31, 2004. Evidentiary hearings were held September 20-23, 2004 and a final decision is expected by October 31, 2004.

•	Maryland — The companies filed the application for approval on August 20, 2004 and a final decision is expected by October 31, 2004.

•	Virginia — The companies filed the application for approval on August 10, 2004 and a final decision is expected by mid-November 2004.

•	Public Utility Holding Company Act of 1935 — The companies filed an application requesting approval from the Securities and Exchange Commission (the “SEC”) on August 20, 2004. The SEC typically will not grant an approval of a transaction until all state regulatory approvals have been granted.

Credit Facilities

      On September 29, 2004, the Company and NUI Utilities drew down certain credit facilities aggregating $95 million. These facilities will be used to meet NUI Utilities’ gas purchase prepayment requirements and to provide additional liquidity for working capital and for general corporate purposes. These new credit facilities are comprised of (1) a $75 million senior secured credit facility dated August 20, 2004 to be made available to NUI Utilities and secured by NUI Utilities’ receivables and related proceeds and (2) a $20 million senior unsecured credit facility dated August 20, 2004 to be made available to NUI by means of an amendment to NUI’s existing $255 million senior unsecured credit facility. The new NUI Utilities facility bears an interest rate per annum at the option of NUI Utilities of either the eurodollar rate (as in effect from time to time for the relevant interest period) plus 4.75 percent or the base rate (as in effect from time to time for the relevant interest period) plus 3.75 percent and matures on May 15, 2005, and the new NUI facility bears an interest rate per annum at the option of NUI of either the eurodollar rate (as in effect from time to time for the relevant interest period) plus 6.00 percent or the base rate (as in effect from time to time for the relevant interest period) plus 5.00 percent and matures on November 21, 2005. For both facilities, the eurodollar rate is subject to a 2.00 percent floor and the base rate is subject to a floor of 3.00 percent.

      In addition, on September 29, 2004, the Company announced that (1) the Company had entered into Agreement and Amendment No. 3 to Credit Agreement, dated as of August 20, 2004, which, among other things, in addition to providing for the new $20 million senior unsecured credit facility described above, amends the Company’s existing senior unsecured credit facility to extend the facility’s maturities until November 21, 2005, revises certain covenants and financial definitions, prohibits the payment of cash dividends on NUI’s equity interests so long as NUI’s existing unsecured credit facilities are outstanding and waives NUI’s compliance with certain financial covenants until the earlier of December 31, 2004 and any termination of the Merger Agreement, and (2) NUI Utilities had entered into Agreement and Amendment No. 3 to Credit Agreement, dated as of August 20, 2004, which, among other things, amends NUI Utilities’ existing senior unsecured credit facility to extend the facility’s maturity until November 21, 2005, revises certain covenants and financial definitions and waives NUI Utilities’ compliance with certain financial covenants until the earlier of December 31, 2004 and any termination of the Merger Agreement.

Repayment of Medium Term Notes

      On September 29, 2004, NUI Utilities drew on the $50 million delayed term loan available to it under its existing senior unsecured credit facility and used the proceeds to defease its outstanding $50 million 8.35% medium term notes due February 2005 by depositing with the indenture trustee an amount sufficient to pay the principal and interest on the medium term notes as they come due.

Certain Litigation

      On or about September 2, 2004, a Shareholder Class Action Complaint (the “Complaint”) was filed in a civil action captioned Green Meadows Partners, LLP on behalf of itself and all others similarly situated v. Robert P. Kenney, Bernard S. Lee, Craig G. Mathews, Dr. Vera King Farris, James J. Forese, J. Russell Hawkins, R. Van Whisnand, John Kean, NUI Corporation and AGL Resources, Inc., pending in the Superior Court of the State of New Jersey, County of Somerset, Law Division. The Complaint, brought on behalf of a putative class of the shareholders of the Company, names as defendants eight Directors of the Company (the “Individual Defendants”), the Company and AGL. The Complaint alleges that purported financial incentives in the form of change of control payments and indemnification rights created a conflict of interest on the part of the Individual Defendants in evaluating a possible sale of the Company. The Complaint further alleges that the Individual Defendants, aided and abetted by AGL, breached fiduciary duties owed to Plaintiff and the putative class by (i) deciding to merge the Company with AGL without purportedly making the requisite effort to obtain the best share price, (ii) agreeing to an allegedly unfair and inadequate cash sale price of $13.70 per share, (iii) entering into a merger agreement with AGL that provided for a $7.5 million break-up

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fee, and (iv) failing to disclose allegedly material information in the preliminary proxy statement filed on August 13, 2004, including, inter alia, (a) the precise amount of consideration received by each director in connection with the sale of the Company, (b) purported strategic alternatives considered by the Company and its financial advisors, (c) additional alleged details of the sale process, and (d) prior relationships, if any, between the Company, AGL and/or its financial advisors. The Complaint demands judgment (i) determining that the action is properly maintainable as a class action, (ii) declaring that the Individual Defendants breached fiduciary duties owed to Plaintiff and the putative class, aided and abetted by AGL, (iii) enjoining the sale of the Company, or if consummated, rescinding the sale, (iv) eliminating the $7.5 million break-up fee agreed to with AGL, (v) awarding Plaintiff and the putative class compensatory and/or rescissory damages, (vi) awarding interest, attorney’s fees, expert fees and other costs, and (vii) granting such other relief as the Court may find just and proper.

      By motion dated September 16, 2004, Plaintiff moved for a temporary restraining order and expedited discovery (the “TRO Motion”). By letter dated September 25, 2004, the Court denied Plaintiff’s request to hear the TRO Motion on an expedited basis. On September 30, the Company filed its opposition to the TRO Motion and cross-moved to dismiss the Complaint. On September 29, 2004, Plaintiff moved by Order to Show Cause application for expedited discovery. By letter dated October 1, 2004, the Court denied Plaintiff’s Order to Show Cause application. By stipulation dated October 1, 2004, the Company and AGL agreed that the merger would not close before December 1, 2004 and Plaintiff agreed to withdraw the TRO Motion and the application for expedited discovery and proceedings. The Company’s cross-motion to dismiss the complaint is scheduled to be heard on October 22, 2004.

      Although the Company denies all allegations of wrongdoing and intends to vigorously contest the action, it is not possible at this time to determine a likely outcome. The outcome of the October 22, 2004 hearing and any future developments relating to the shareholder litigation will be reported by NUI on a Current Report on Form 8-K. Investors are urged to read any such Current Report and any other relevant documents filed by NUI with the SEC because they could contain important information.

Forward-Looking Statements

      Certain statements contained in this proxy statement supplement are “forward-looking statements” within the meaning of the federal securities laws. NUI intends that these statements be covered by the safe harbors created under those laws. These statements include, but are not limited to, statements as to NUI’s ability to satisfy the conditions to the completion of the merger set forth in the merger agreement, including the receipt of all required regulatory approvals; statements as to the outcome of litigation; and statements as to the timing of the receipt of regulatory approvals. These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. Many of these factors are beyond our ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements, which only speak as of the date of this proxy statement supplement. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement supplement or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Additional discussion of factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements is contained in the proxy statement under the heading “Forward-Looking Statements” and in the Company’s SEC filings.

Voting Procedures

     For Shareholders Who Have Already Voted.

      We have enclosed a second proxy card (and a return envelope) for your use, in case you wish to change your vote. If you have already voted your proxy and you do not wish to change your vote, you do not need to return this second proxy card. If we receive the enclosed proxy card, duly executed and dated, prior to the date of the annual meeting, any proxy previously granted by you will be, without further action on your part,

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revoked. You can revoke your proxy at any time before it is voted at the annual meeting by (1) submitting another properly completed proxy bearing a later date; (2) giving written notice of revocation to NUI addressed to the Secretary or to any of the persons named as proxies; (3) if you voted through the Internet, by voting again prior to the time at which the Internet voting facility closes by following the procedures set forth on the enclosed proxy card; or (4) attending the annual meeting and voting by paper ballot in person (simply attending the meeting, without voting, will not constitute a revocation of a proxy). If your shares of NUI common stock are held in the name of a bank, broker, trustee or other holder of record, you must follow the instructions of your broker or other holder of record to revoke a previously given proxy. If your broker or nominee allows you to vote by telephone or through the Internet, you may be able to change your vote by voting again by telephone or through the Internet.

     For Shareholders Who Have Not Already Voted.

      Enclosed for your convenience is a duplicate proxy card (and a return envelope) for your use. You may use either the proxy card which was originally sent to you, or you may use the second proxy card enclosed herewith. You can revoke your proxy at any time before it is voted at the annual meeting by (1) submitting another properly completed proxy bearing a later date; (2) giving written notice of revocation to NUI addressed to the Secretary or to any of the persons named as proxies; (3) if you voted through the Internet, by voting again prior to the time at which the Internet voting facility closes by following the procedures set forth on the enclosed proxy card; or (4) attending the annual meeting and voting by paper ballot in person (simply attending the meeting, without voting, will not constitute a revocation of a proxy). If your shares of NUI common stock are held in the name of a bank, broker, trustee or other holder of record, you must follow the instructions of your broker or other holder of record to revoke a previously given proxy. If your broker or nominee allows you to vote by telephone or through the Internet, you may be able to change your vote by voting again by telephone or through the Internet.

Additional Information

      Each of NUI and AGL file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy this information at, or obtain copies of this information by mail from, the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The filings of NUI and AGL with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at “http://www.sec.gov.”

      Any statement contained in the proxy statement, as supplemented by this proxy statement supplement, or in a document incorporated or deemed incorporated by reference in the proxy statement, as supplemented by this proxy statement supplement, shall be deemed to be modified or superseded for purposes of the proxy statement, as supplemented by this proxy statement supplement, to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference in the proxy statement, as supplemented by this proxy statement supplement, modifies or supercedes that statement. Any statement so modified or superceded shall not be deemed, except as so modified or superseded, to constitute a part of the proxy statement, as supplemented by this proxy statement supplement.

      The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address if we believe the shareholders are members of the same family by delivering a single proxy statement addressed to those shareholders. Each shareholder will continue to receive a separate proxy card or voting instruction card. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies by reducing the volume of duplicate information.

      We may send only one proxy statement supplement to multiple shareholders that share the same address. Upon written or oral request, we will promptly supply such shareholders additional copies of the proxy statement supplement. Such requests should be made by contacting us either by mail by writing to the NUI

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Corporation c/o Investor Relations 550 Route 202-206, Bedminster, NJ 07921-0760 or by telephone at (908) 781-0500.

      In connection with the proposed transaction, NUI has filed with the SEC a definitive proxy statement regarding the proposed merger transaction on Schedule 14A. Investors are urged to read the definitive proxy statement and any other relevant documents filed with the SEC because they contain important information. The definitive proxy statement was sent to the shareholders of NUI seeking their approval of the proposed transaction on or about September 13, 2004. In addition, you may obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. Also, you may obtain documents filed with the SEC by NUI free of charge by requesting them in writing from NUI Corporation, P.O. Box 760, Bedminster, NJ 07921, Attention: Investor Relations, or by telephone at (908) 719-4223.

      NUI and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of NUI in connection with the merger. NUI’s definitive proxy statement filed with the SEC contains information regarding NUI’s participants and their interests in the solicitation.

      No persons have been authorized to give any information or to make any representations other than those made in the definitive proxy statement and this proxy statement supplement and, if given or made, such information or representations must not be relied upon as having been authorized by us. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. The mailing of this proxy statement supplement to shareholders shall not create any implication to the contrary.

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ANNEX A

SUPPLEMENTAL AGREEMENT

      The undersigned, NUI Corporation, AGL Resources Inc. and its wholly owned subsidiary, Cougar Corporation, are each party to an Agreement and Plan of Merger, dated July 14, 2004 (the “Merger Agreement”), pursuant to which AGL Resources has agreed to purchase all of the outstanding shares of NUI Corporation on the terms described therein (the “Transaction”). Capitalized terms used and not otherwise defined herein shall have the respective meanings given to such terms in the Merger Agreement.

      WHEREAS, Article 6 of the Merger Agreement sets forth certain conditions to the parties closing the Transaction, including but not limited to the Required Consents being obtained and the Required Consents becoming Final Orders;

      WHEREAS, the Merger Agreement defines the consent of the Florida Public Service Commission (“FPSC”) as a Required Consent;

      WHEREAS, each of the undersigned has agreed that the receipt of a Required Consent from the FPSC is not in fact a legal requirement for the consummation of the Transaction;

      NOW THEREFORE, for the premises and covenants provided herein the undersigned hereby agree as follows:

(1) AGL Resources and Cougar Corporation agree that for purposes of determining whether the conditions required to be fulfilled to close the Transaction set forth in Sections 6.1(d), 6.2(b) and 6.2(c) of the Merger Agreement have been satisfied, each of AGL Resources and Cougar Corporation hereby waives the condition required to be fulfilled to close the Transaction with respect to obtaining a Required Consent from the FPSC under the terms and conditions of Sections 6.1(d), 6.2(b) and 6.2(c) of the Merger Agreement.

(2) NUI Corporation agrees that for purposes of determining whether the conditions required to be fulfilled to close the Transaction set forth in Section 6.1(d) of the Merger Agreement have been satisfied, it hereby waives the condition required to be fulfilled to close the Transaction with respect to obtaining a Required Consent from the FPSC under the terms and conditions of Section 6.1(d) of the Merger Agreement.

      The undersigned agree that any agreement or waiver expressed herein does not constitute or imply an agreement or waiver of any other condition or term of the Merger Agreement, including, but not limited to, those expressed in Section 6.2(d) of such agreement. This agreement shall not be amended, modified, rescinded or revoked in any way, except through the express written agreement of each of the undersigned.

      IN WITNESS WHEREOF, the parties have executed this supplemental agreement as of the 23rd day of September, 2004

NUI CORPORATION

/s/ STEVEN D. OVERLY

Steven D. Overly
Vice President, Chief Financial Officer, General Counsel and Secretary

A-1

AGL RESOURCES INC.

/s/ RICHARD O’BRIEN

Richard O’Brien
Executive Vice President and CFO

COUGAR CORPORATION

/s/ RICHARD O’BRIEN

Richard O’Brien
Executive Vice President and CFO

A-2

NUI CORPORATION

550 Route 202-206
P.O. Box 760
Bedminster, NJ 07921-0760
Tel: (908) 781-0500
Fax: (908) 781-0718
www.nui.com